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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 Date of Report
              (Date of earliest event reported): December 17, 1999


                     BINGHAM FINANCIAL SERVICES CORPORATION

             (Exact name of registrant as specified in its charter)

      Michigan                  0-23381              38-3313951

     (State or other           (Commission          (I.R.S. Employer
     jurisdiction of           File Number)         Identification No.)
     incorporation)



                  260 East Brown Street, Birmingham, MI 48009
              (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (248) 644-5470



         (Former name or former address, if changed since last report.)


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         Item 2.  Acquisition or Disposition of Assets.

         On December 17, 1999, Bingham Financial Services Corporation ("Bingham") completed the acquisition of all of the issued and outstanding stock of Dynex Financial, Inc. ("Dynex Financial"). DFI Acquiring Corp., a wholly-owned subsidiary of Bingham ("DAC"), acquired Dynex Financial from Dynex Holding, Inc. ("Dynex Holding"), a subsidiary of Dynex Capital, Inc. ("Dynex Capital"). DAC also acquired all of the rights to Dynex Capital's manufactured home lending business, including certain intellectual property, software and other intangible property.

         Dynex Financial specializes in lending to buyers of manufactured homes and provides servicing for manufactured home loans. The purchase price paid by DAC was $4,001,000. The terms of the transaction were determined on the basis of arm's length negotiations between the parties. The source of funds used to finance the acquisition was Bingham's outstanding credit lines.

         The description of the proposed acquisition included in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement dated November 27, 1999 by and among Dynex Financial, Dynex Holding, Dynex Capital and DAC, which is filed as Exhibit 2.1 to this report.




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          Item 7. Financial Statements and Exhibits

          (c)     Exhibits.

          2.1 Purchase Agreement dated as of November 27, 1999 by and among DFI Acquiring Corp., a Michigan corporation, Dynex Capital, Inc., a Virginia corporation, Dynex Holding, Inc., a Virginia corporation and Dynex Financial, Inc., a Virginia corporation. Omitted from this exhibit, as filed, are the remaining exhibits referenced in the Purchase Agreement. Bingham will furnish supplementally a copy of any of those exhibits to the Commission upon request.

          99.1    Press release dated December 21, 1999





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             BINGHAM FINANCIAL SERVICES CORPORATION



                               /s/ Ronald A. Klein
                             --------------------------------------
                             Ronald A. Klein,
                             President and Chief Executive Officer




         Dated:  December 29, 1999




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                                INDEX TO EXHIBITS

EXHIBIT      DESCRIPTION                                METHOD OF FILING
-------      -----------                                ----------------
2.1          Purchase Agreement dated as of             Filed herewith
             November 27, 1999

99.1         Press release dated December 21, 1999      Filed herewith















         668140

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